As filed with the Securities and Exchange Commission on February 14, 2000

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                MYTURN.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-3344575
                      (I.R.S. Employer Identification No.)

               333 North First Street, Jacksonville, Florida 32250
                    (Address of Principal Executive Offices)

                INTERNET ALTERNATIVES, INC. CONSULTING AGREEMENT

                              1999 BONUS POOL PLAN
                              (Full Title of Plans)

                                 Paul K. Danner
                             Chief Executive Officer
                                MyTurn.com, Inc.
                             333 North First Street
                           Jacksonville, Florida 32250
                            Telephone:(904) 249-5756
                            Telecopier:(904) 249-0359
            (Name, Address and Telephone Number of Agent for Service)

                  Copies of all communications and notices to:
                              Gavin C. Grusd, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111




                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                                             Proposed                      Proposed
  Title of                                                    Maximum                       Maximum
 of Securities                    Amount                      Offering                      Aggregate                    Amount of
    To Be                         To Be                        Price                       Offering                   Registration
 Registered                    Registered                   Per Share                        Price                        Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares
 (par value
 $.01 per
 share)                        200,000(1)                     $27.75  (3)                $5,550,000.00                  $1,665.00
-----------------------------------------------------------------------------------------------------------------------------------

Common Shares
 (par value
 $.01 per
 share)                         277,000(2)                    $27.75  (3)                $7,686,750.00                  $2,306.00


-----------------------------------------------------------------------------------------------------------------------------------

Total                                                                                                                   $3,971.00
===================================================================================================================================


(1) Represents Common Shares to be issued pursuant to a Consulting Agreement dated November 17, 1999 between the Registrant and Internet Alternatives, Inc. for services rendered and to be rendered by Internet Alternatives to the Registrant relating to the enhancement and expansion of the Registrant's website.

(2) Represents the resale of up to 277,000 Common Shares which were acquired by certain officers and directors of the Registrant under the Registrant's 1999 Bonus Pool Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee.


                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains (as Annex A hereto) a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings of the Registrant's Common Shares, $.01 par value per share, acquired under the Registrant's 1999 Bonus Pool Plan by persons which may be deemed affiliates of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a)   Annual Report on Form 10-KSB for the year ended December 31, 1998.

(b) Amendment to Annual Report on Form 10-KSB/A for the year ended December 31, 1998.

(c)   Quarterly Report on Form 10-QSB for the three months ended March 31,
      1999.

(d) Amended Quarterly Report on Form 10-QSB/A for the three months ended March 31, 1999.

(e)   Current report on Form 8-K for an event dated May 12, 1999.

(f)   Current Report on Form 8-K for an event dated June 9, 1999.

(g)   Current Report on Form 8-K for an event dated June 29, 1999.

(h)   Quarterly Report on Form 10-QSB for the three months ended June 30, 1999.

(i) Amended Quarterly Report on Form 10-QSB/A for the three months ended June 30, 1999.

(j)   Current Report on Form 8-K for an event dated July 6, 1999.

(k)   Current Report on Form 8-K for an event dated July 27, 1999.

(l)   Current Report on Form 8-K for an event dated October 12, 1999.

(m)   Quarterly Report on Form 10-QSB for the three months ended September 30,
      1999.

(n)   Current Report on Form 8-K for an event dated December 22, 1999.

(o) Amendment to Current Report on Form 8-K/A for an event dated December 22, 1999.

(p) The description of the Registrant's Common Shares contained in the(p) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the Commission on June 10, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the offering of securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP ("CBAH"), 90 Merrick Avenue, East Meadow, New York 11554. CBAH is a shareholder of the Registrant.

Item 6.   Indemnification of Directors and Officers

     Article X of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Registrant has included in its Certificate of Incorporation and its by- laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Registrant to the extent permitted by law to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

          4.1  Specimen Common Stock Certificate(1)

          5 Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares issuable pursuant to the Consulting Agreement dated November 17, 1999 between the Registrant and Internet Alternatives, Inc.

          10.1 Consulting   Agreement   dated  November  17,  1999  between  the
               Registrant and Internet Alternatives, Inc.

          10.2 1999 Bonus Pool Plan

          23.1 Consent of Lazar Levine & Felix LLP

          23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

          24 Powers of Attorney (included in signature page forming a part hereof)

Item 9.  Undertakings

          The undersigned Registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)  Reflect  in the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

     (2) For determining liability under the Securities Act, treat I each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 14th day of February, 2000.


                                            COMPU-DAWN, INC.

                                           By:   /s/ Paul K. Danner
                                              ------------------------------
                                              Paul K. Danner,
                                              Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Paul K. Danner with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Capacity                         Date
---------                          --------                         ----

  /s/ R.E. (Teddy) Turner      Chairman of the Board and       February 14, 2000
-------------------------      Director
R.E. (Teddy) Turner, IV

 /s/ Paul K. Danner            Chief Executive Officer         February 14, 2000
-------------------------      (Principal Executive Officer)
Paul K. Danner

  /s/ Rudy C. Theale           President and Director          February 14, 2000
-------------------------
Rudy C. Theale, Jr.

  /s/ Christopher Liston       Director                        February 14, 2000
-------------------------
Christopher Liston

  /s/ Louis Libin              Director                        February 14, 2000
-------------------------
Louis Libin

  /s/ Harold Lazarus           Director                        February 14, 2000
-------------------------
Harold Lazarus, Ph.D.


  /s/ Mark Bradlee             Director                        February 14, 2000
-------------------------
Mark Bradlee

__________________             Director                        February __, 2000
Brian Dougherty


 /s/ Michael Fuchs             Director                        February 14, 2000
-------------------------
Michael Fuchs

/s/ Joseph Antonini            Director                        February 14, 2000
------------------------
Joseph Antonini

 /s/ David Greenspan          Chief Financial Officer          February 14, 2000
------------------------      Secretary (Principal
David Greenspan               Accounting Officer)

                                INDEX TO EXHIBITS



Exhibit          Description
Number           of Exhibit
------           ----------

 4.1           Specimen Common Stock Certificate(1)

   5 Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares issuable pursuant to the Consulting Agreement dated November 17, 1999 between the Registrant and Internet Alternatives, Inc.

10.1           Consulting   Agreement   dated  November  17,  1999  between  the
               Registrant and Internet Alternatives, Inc.

10.2           1999 Bonus Pool Plan

23.1           Consent of Lazar Levine & Felix LLP

23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5)

 24 Powers of Attorney (included in signature page forming a part hereof)


















_______________________

(1) Denotes document filed as an exhibit to the Registrant's Form SB-2 Registration Statement (File No. 333-18667) which is incorporated herein by reference thereto.

                                     ANNEX A

                                   PROSPECTUS


                                MYTURN.COM, INC.

                         277,000 SHARES OF COMMON STOCK

This Prospectus covers the sale of up to 277,000 shares of MyTurn.com, Inc. which have been acquired by persons who may be deemed affiliates of MyTurn.com under
MyTurn.com's 1999 Bonus Pool Plan

A purchase of these securities involves a high degree of risk. See "Risk Factors" beginning on Page A-6.



     We will not receive any proceeds from the sale of shares by selling stockholders.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus may only be accurate on the date of this prospectus.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "MYTN".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                MyTurn.com, Inc.
                             333 North First Street
                           Jacksonville, Florida 32250
                                 (904) 249-5756



                                February 14, 2000

                                TABLE OF CONTENTS


                                                                          Pages

Incorporation by reference .............................................   A-3

The Company ............................................................   A-5

Risk Factors ..........................................................    A-6

Forward Looking Statements .. .........................................    A-18

Selling Stockholders ...................................................   A-19

Plan of Distribution ....................................................  A-20

Legal Matters ...........................................................  A-21

Experts .................................................................  A-21

Additional Information ..................................................  A-21

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and are incorporated herein by reference:

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a)  Annual Report on Form 10-KSB for the year ended December 31, 1998.

     (b) Amendment to Annual Report on Form 10-KSB/A for the year ended December 31, 1998.

     (c) Quarterly Report on Form 10-QSB for the three months ended March 31, 1999.

     (d) Amended Quarterly Report on Form 10-QSB/A for the three months ended March 31, 1999.

     (e)  Current report on Form 8-K for an event dated May 12, 1999.

     (f)  Current Report on Form 8-K for an event dated June 9, 1999.

     (g)  Current Report on Form 8-K for an event dated June 29, 1999.

     (h)  Quarterly  Report on Form 10-QSB for the three  months  ended June 30,
          1999.

     (i) Amended Quarterly Report on Form 10-QSB/A for the three months ended June 30, 1999.

     (j)  Current Report on Form 8-K for an event dated July 6, 1999.

     (k)  Current Report on Form 8-K for an event dated July 27, 1999.

     (l)  Current Report on Form 8-K for an event dated October 12, 1999.

     (m) Quarterly Report on Form 10-QSB for the three months ended September 30, 1999.

     (n)  Current Report on Form 8-K for an event dated December 22, 1999.

     (o) Amendment to Current Report on Form 8-K/A for an event dated December 22, 1999.

     (p) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the Commission on June 10, 1997.

     All documents filed by MyTurn.com pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus and prior to the termination of the offering of our shares of common stock offered hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from their respective dates of filing.

     MyTurn.com will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to the Secretary, 333 North First Street, Jacksonville, Florida 32250, Suite 200 (telephone number:
(904) 269-5756).

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                   THE COMPANY


     MyTurn.com will manufacture and sell a low-cost easy to use personal computer which we call the GlobalPC. The GlobalPC allows a complete hardware and integrated software solution including the GEOS operating system, which we license from a third party, and a set of applications such as: an Internet browser, e-mail capabilities, word processing, spreadsheet functionality and gaming. MyTurn.com, through GlobalPC, will offer consumers fast and reliable Internet access. The GlobalPC is anticipated to enter retail channels by mid 2000. Also, a limited number of systems will be offered for sale on a direct basis to consumers through its Internet site commencing in the spring of 2000.

     MyTurn.com was incorporated under the name Coastal Computer Systems, Inc. in New York on March 31, 1983 and was reincorporated in Delaware under the name Compu-DAWN, Inc. on October 18, 1996. On January 21, 2000 we changed our name to MyTurn.com, Inc.

     Our executive offices are located at 333 North First Street, Jacksonville, Florida 32250, Suite 200 and our telephone number is (904) 249-5756.

                                  RISK FACTORS

     An investment by you our shares of common stock (the "Common Shares") offered by this memorandum is speculative and involves a high degree of risk. You should only acquire these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in this prospectus. As discussed above, this prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of MyTurn.com's operations could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this memorandum and the SEC Reports annexed to and made a part of this prospectus.

     In this "Risk Factors" section, "we," "our" and "ours" refer to MyTurn.com, and "you," "your" and "yours" refer to an acquiror of the Common Shares offered by this prospectus.

     We may not be able to sustain or grow our business because of our lack of significant revenues and recent and anticipated continuing losses.


       Period Ended                           Revenues                 Net Loss
       ------------                           --------                 --------

December 31, 1997 (year)                 $    591,375            $  4,436,745

December 31, 1998 (year)                    1,248,489               2,783,552

September 30, 1999 (nine months)              550,979               8,141,904


     The table above sets out our revenues and net losses for the periods indicated in the first column.

     The net losses in 1997 and 1998 are the result of operating losses and significant expenses, including the following relating to our discontinued public safety software business in 1997 and 1998:

      -   research and development expenses;
      -   enhancing and refining our product line;
      -   marketing costs; and
      -   employment agreement costs and general administrative expenses.

In addition, the 1997 loss reflects approximately $1,588,000 in non-recurring deferred financing charges incurred in connection with a debt offering we made. Furthermore, the net loss figure for 1998 was higher than it would have been otherwise because we did not generate significant revenues, but did incur expenses regarding contemplated business ventures.

     Net losses in the first nine months of 1999 are the result of

     - operating losses including expenses related to our acquiring and operating the business of our discontinued subsidiary e.TV Commerce, Inc. ("e.TV"),

     - operating our discontinued public safety software business division, and

     -    marketing   costs,   employment   agreement   costs  and  general  and
          administrative expenses.

     - The net loss amount for the first nine months of 1999 includes an approximate 6,976,000 loss from the discontinued operations of e.TV and the public safety software business division and an operating loss of approximately $1,703,628 from continued operations.

     We bought certain assets of GlobalPC, Inc. in December 1999 which we will use to manufacture and sell our product known as the GlobalPC Device. We are placing material reliance on the successful marketing and sale of the GlobalPC Device to generate our revenues in the future. We cannot assure you that we will be able to develop a market for this product, or if we do that the market will grow or even be sustained.

     We believe that we will be unable to achieve enough revenues to offset operating costs for the foreseeable future; therefore, we anticipate that operating losses will continue for at least the next nine months. We cannot predict how long these operating losses will continue or what impact they will have on our financial condition and results of operations. We cannot assure you that our products and services will be able to compete successfully in the marketplace or that they will generate significant revenue; nor can we assure you that our business will be able to operate profitably.

     MyTurn.com needs more capital to grow and even to sustain current operations. MyTurn.com's cash requirements have been and will continue to be significant. Based on historical performance and the discontinuance of our public safety software business operations and network marketing activities, capital raising activities in the fourth quarter of 1999, and recent exercises of warrants and options, we currently anticipate that our available cash resources and funds from operations will be sufficient to meet our presently anticipated and projected working capital and capital expenditure requirements for at least 90 days. We expect we will need to raise additional funds through private debt or equity financings within 90 days in order to continue to support current operations and develop our business plan. If we do not develop our business plan, we would have enough cash for about six months at the current level of operation. If we raise additional funds by issuing equity securities, the percentage ownership of our stockholders at that time will be reduced. Those equity securities may have rights, preferences or privileges senior to those of the holders of our Common Shares. We cannot assure that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, MyTurn.com may not be able to

     -    fund then existing operations;

     -    take advantage of new opportunities;

     -    develop new or enhanced services and related products;

     -    continue to develop its business plan;

     -    otherwise respond to competitive pressures; and

     -    sustain its current operations.

As a result, our business, operating results and financial condition could be materially adversely affected. Additionally we may be forced to scale back operations.

     We have a limited operating history which does not indicate we will be successful. We were incorporated in New York on March 31, 1983 and reincorporated in Delaware on October 18, 1996. We changed our name from Compu-DAWN, Inc. to MyTurn.com, Inc. in January 2000.

     Until January 1999, we were engaged primarily in the business of designing, developing, licensing, installing and servicing computer application software systems for law enforcement and public safety agencies. In January 1999 we commenced business of selling Internet, e-commerce, and telecommunications products and services through a multi-level network marketing system of independent representatives through our subsidiary e.TV. In July, 1999 we sold the public safety software business, closed our network marketing sales activities to sell our products and assigned our rights to receive long distance revenues from UniDial to an unaffiliated third party.

     We are currently receiving income from Internet access service sales and we are developing and marketing the GlobalPC Device which we expect to bring to the market in the mid second quarter of 2000. However we have no operating history with respect to the development and sale of the GlobalPC Device on which to base an evaluation of our business and prospects.

     Our prospects in the business of developing and selling the GlobalPC Device must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of a new line of business, particularly companies in new and rapidly evolving markets such as development and the sale of high technology and telecommunications products and services, and online e-commerce. To address these risks and uncertainties, we must, among other things

     -    enhance our brand-name recognition for the GlobalPC Device;

     -    establish  and  maintain  active  business   relationships  with  mass
          merchandise   retailers  and  obtain   significant  orders  from  them
          regularly;

     -    implement   and   execute  our   business   and   marketing   strategy
          successfully;

     -    continue    to   develop    and    upgrade    our    technology    and
          information-processing systems;

     -    provide superior customer service;

     -    respond to competitive developments; and

     - raise adequate capital to fund initial manufacture of the GlobalPC Device, to fund marketing activities and to hire employees.

There can be no assurance that we will be successful in accomplishing all of these things, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

     We cannot assume we will be profitable. We believe that our growth and our achieving profitability will depend in large part on our ability to

     -    gain retailer and user acceptance of the GlobalPC Device product.

     - obtain significant orders from mass merchant retailers for the GlobalPC Device;

     - establish a market for the GlobalPC Device and then increase our market share; and

     - provide our customers with superior Internet services and on-line commerce experiences through the use of the GlobalPC Device.

     We believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance because of

     -    our closing of the network marketing sales operations;

     -    our sale of our public safety software business division;

     - the rapidly evolving nature of business relating to the Internet and computing devices; and

     - our lack operating history in our business of developing and selling the GlobalPC Device.

     We have to manage our potential growth with a new management team and we depend on key personnel to make our business successful. We anticipate that expansion of our infrastructure, development of the GlobalPC Device product and the need to establish and maintain relationships with mass merchandise retailers will be required to address potential growth in our customer base and market opportunities. We expect this expansion will place a significant strain on our management, operational and financial resources, and is expected to continue to do so.

     Certain members of our management, including our Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer, have joined us within the last twelve to fourteen months. Also certain key personnel came to us from GlobalPC when we acquired its assets in December 1999. Our new employees include a number of key managerial, engineering, marketing, planning, technical and operations personnel who have not yet been fully integrated into our company, and we expect to add additional key personnel in the near future.

     To manage the expected growth of our operations and personnel, we will be required to improve existing operational and financial systems and controls, implement new ones, and expand, train and manage our growing employee base. We also will be required to expand our finance, administrative, marketing and operations staff. Further, we may be required to enter into relationships with various strategic partners, retailers, manufacturers, suppliers and vendors, licensors and other third parties necessary to the maintenance and growth of our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, or that our management will be able to identify and exploit existing and potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

     Our performance is substantially dependent on the continued services and on the performance of our senior management and other key personnel. Our performance also depends on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could delay our ability to roll out our GlobalPC Device as we plan and we could lose momentum and credibility because of these delays. This would have a material adverse effect on our business, results of operations and financial condition.

     We maintain no "key person" life insurance policies on any of our personnel. Our current management does not have significant experience in operating a publicly traded company. Our future success also depends on our ability to hire, train, retain and motivate other highly skilled personnel including management, investor relations, engineering, technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. Our failure to retain and attract the necessary personnel could have a material adverse effect on our business, results of operations and financial condition.

     There are frequent changes in the market for our products and services and interest in our products may be lost. The markets for our products and services are characterized by rapid technological change and frequent introductions of new products and services. Our ability to compete will depend on our ability to adapt, enhance and improve our existing products and services, and to develop and introduce the GlobalPC Device and our services in a timely and cost-competitive manner. We are also concentrating our substantially all of our efforts on the marketing and sale of the GlobalPC Device and Internet access services to users of the GlobalPC Device. We cannot predict whether or not our competitors will develop services or products that will render ours outmoded or otherwise less marketable, or whether we will be able to enhance and adapt our products and services successfully. Any one of these factors may render one or more of our products or services obsolete. Other companies may be developing products or services of which we are unaware and which may be similar or superior to some or all of the products and services we offer.

     MyTurn.com will substantially rely on the GEOS(R) License and other licenses to develop and sell its Global PC Device. MyTurn.com will rely substantially on its Technology License Agreement with Geoworks Corporation ("Geoworks"), for a non-transferable license for the GEOS(R) operating software embedded in GlobalPC Device. This license will be for a term expiring on December 31, 2004 but may be renewed for at least one year terms on mutually agreeable terms if MyTurn.com meets certain royalty payment thresholds. Also, the license for the GEOS(R) software, specifically for use embedded in personal computers and Internet devices, such as MyTurn.com's GlobalPC Device product, among other things, will be exclusive to MyTurn.com so long as MyTurn.com maintains certain royalty payment and other performance thresholds. MyTurn.com cannot assure it will be able to meet the thresholds and perform its obligations to obtain and maintain exclusivity or even to keep the license.

     If MyTurn.com loses the license for the GEOS(R) software, it will be unable to manufacture or sell the GlobalPC Device. If Compu-DAWN loses the exclusive right to use GEOS(R) software in GlobalPC Devices, it could face intense competition from substantially the same type of products which could contain the GEOS(R) software.

     MyTurn.com is relying on the successful marketing sale and use of the GlobalPC Device for the near future to develop and grow its operations. MyTurn.com does not have any other products which it currently sells other than Internet access service. MyTurn.com has not identified any other products which it anticipates developing and bringing to market in the forseeable future. If MyTurn.com is unable to sell the GlobalPC Device or its market share drops because of competition from products using the GEOS(R) software or other technology, MyTurn.com will suffer a material adverse effect on its business, operation and prospects.

     MyTurn.com also has a non-transferable, exclusive sublicense from a third-party for the GEOS(R) operating system for use in hard disk or other non-solid state mass storage devices. The sublicense does not cover certain markets which MyTurn.com believes will not meaningfully compete with MyTurn.com. The sublicense is for a term expiring on December 31, 2003, but may be renewed for successive one year terms if certain conditions for exclusivity are met. The sublicense will be exclusive so long as MyTurn.com maintains certain royalty payments and other performance thresholds. MyTurn.com cannot assure it will be able to meet the thresholds of, and perform its obligations under, the sublicense, or maintain the exclusivity of, or even keep the sublicense. The sublicense is also subject to the license between Geoworks and that third party being in effect during the term of the sublicense. If MyTurn.com loses the sublicense, the roll out of the GlobalPC Device could be delayed until approximately the end of 2000.

     We may not be able to continue to grow our business if we suffer problems in developing and identifying new products. All the risks inherent in developing or identifying new products and services will accompany our development efforts. These risks include:

     -    unanticipated delays;

     - expenses and technical problems associated with the manufacture of technology- related products; and

     - the research, marketing and other risks related to the launching of new services and products.

         We cannot assure you that

     - we can develop additional products or services or identify services or products of other parties which we would like to develop and sell within a reasonable time period;

     -    we will have sufficient resources to complete that development;

     -    we will have access to sufficient funding to complete development;

     -    and  we  can  make  economically   reasonable   arrangements  for  the
          completion of new products or the introduction of new services by third parties.

Therefore, we can make no assurances as to when, or whether, new products and/or services will be successfully developed and brought to the market or will become available.

     Emerging GlobalPC Device market may adversely effect product acceptance. The market for our GlobalPC Device is a relatively new and growing niche in the personal computing industry. If our GlobalPC Device does not obtain and maintain a proportionate degree of acceptance or the market for it fails to grow or grows more slowly than anticipated, or if we are unable to adapt our GlobalPC Device to meet changing customer requirements or technological changes in this emerging market, our business, operating results and financial condition could be materially adversely affected.

     The success of our business depends on a developing market and is dependent on continued growth of Internet communication and online commerce. Rapid growth in the use of, and interest in, the World Wide Web, the Internet and other online services is a recent phenomenon. There can be no assurance that this acceptance and use will continue to develop, nor can there be any assurance that a sufficiently broad base of the consumers we target will adopt, and continue to use, the Internet as a medium of commerce. The Internet may prove not to be a viable means of conducting commerce or communications for a number of reasons, including potentially unreliable network infrastructure and poor performance. In addition, if the Internet continues to experience significant growth in the number of users and level of use, the Internet infrastructure may not be able to support the demands placed on it by such growth. Furthermore, the World Wide Web has experienced a variety of outages and other delays, and could face such outages and delays in the future, including outages and delays resulting from Year 2000 and other problems. These outages and delays could adversely affect the level of Internet use. The Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity, or due to increased governmental regulation.

     Even if the infrastructure, standards or protocols are developed and the Internet continues to be a viable commercial marketplace in the long term, we might need to incur substantial expenditures in order to adapt our Internet service and GlobalPC Device to changing Web technologies, which could have a material adverse effect on our business, results of operations and financial condition. The Internet may also lose viability or flexibility as a marketplace due to increased governmental regulation. Furthermore, changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally.

     We face intense competition for our products and services.  The markets for
our  GlobalPC   Device  and  Internet   products  and  services  are   intensely
competitive. We compete directly with

     - companies that manufacture and sell personal computers, Internet access and web tv products;

     -    and providers of Internet access services.

     Many of our competitors have much greater name recognition and financial resources than we do. In addition, Internet access products and services and personal computers can be purchased in a wide variety of channels of distribution. Our product offerings in each product category are also relatively small compared to the wide variety of products offered by many other Internet service providers and hardware and software manufacturers. There can be no assurance that our business and results of operations will not be affected materially by market conditions and competition in the future.

     Many of the our current and potential competitors in all of our markets have longer operating histories, larger customer bases, and significantly greater financial, marketing, technical and other resources than we do. Furthermore, some of these competitors enjoy greater brand recognition than we do. In addition, certain of our competition may be acquired by, receive investments from, or enter into, other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. We cannot assure you that we will be able to compete successfully against current and future competitors.

     We face risks associated with information disseminated through our Internet access service. The law relating to the liability of online service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet access and online service companies for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. In addition, legislation has been proposed that prohibits or imposes liability for the transmission over the Internet of certain types of information. The potential that we and other Internet access and online services providers could be exposed to liability for information carried on or disseminated through Internet access and online services could require us to take measures to reduce that exposure. These measures may require that we spend substantial amounts of money and/or to consider discontinuing certain service offerings. Furthermore, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impede the growth of Internet use. While we carry liability insurance, it may not be adequate to fully compensate us in the event we become liable for information carried on or disseminated through our service. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on our business, results of operations and financial condition.

     Our business may be hindered or restricted by governmental regulation and legal uncertainties. We are not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as

     -    user privacy;

     -    freedom of expression;

     -    pricing;

     -    content and quality of products and services;

     -    taxation;

     -    advertising;

     -    intellectual property rights; and

     -    information security.

The adoption of any such laws or regulations might also slow down the growth of Internet use, which in turn could eliminate or decrease the demand for our GlobalPC Device and Internet services, increase our cost of doing business or in some other manner have a material adverse effect on our business, results of operations and financial condition.

     In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not address the unique issues raised by use of the Internet and related technologies. We cannot predict whether the federal government or one or more states will attempt to impose these laws upon us in the future or whether such imposition will have a material adverse effect on our business, results of operations and financial condition.

     Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also initiated actions against one online service provider regarding the manner in which personal information is collected from users and provided to third parties. That action was settled with the provider having to provide certain notices and following certain procedures to ask for and get personal information from users. Changes to existing laws or the passage of new laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business, or could in some other manner have a material adverse effect on our business, results of operations and financial condition.

     Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to MyTurn.com's business, could have a material adverse effect on Myturn.com's business, results of operations and financial condition.

     MyTurn.com is qualified to do business in Delaware, New York, Florida and Georgia in the United States. We plan to qualify as a foreign corporation in California. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our being unable to enforce contracts in those jurisdictions.

     We may face Year 2000 problems within our business and in the businesses of important suppliers and licensors. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning on January 1, 2000, these code fields had to accept four-digit entries to distinguish 21st century dates from 20th century dates. Even though the Year 2000 has begun, many companies' software and/or computer systems may still have to be upgraded or replaced in order to correctly process dates beginning in 2000 and to comply with the Year 2000 requirements. We may not accurately identify all potential Year 2000 problems within our business and in our GlobalPC Device technology, and the corrective measures we may implement may be ineffective of incomplete. Any such problems could interrupt our operations and could have a material adverse effect on our business, results of operations and financial condition. Similar problems and consequences could result if any of our key licensors such as Geoworks, vendors and suppliers, such as Internet service providers, and the manufacturer of our GlobalPC Device experience Year 2000 problems. We also cannot control or otherwise predict the Year 2000 compliance of federal, state and local governments, utility companies and other parties unrelated to us that could impact our operations.

     We have no manufacturing experience and if we lose any manufacturer of the GlobalPC Device it could cause use delay in filling orders. MyTurn.com has no experience in manufacturing products and does not intend to establish its own manufacturing operations.

     GlobalPC Device will be manufactured for us by a contract manufacturer. We expect to have a manufacturing agreement with a manufacturer in the first quarter of 2000 but we cannot assure this. We believe that if we enter into a relationship with a manufacturer, and we lose such manufacturer and have to secure another manufacturer, which we believe will be readily available, to manufacture the GlobalPC Device to our specifications, we could experience a delay of approximately 90 days in replenishing inventory. If inventory levels are low, this could delay the filing of orders. This in turn, could erode customer and relationships and confidence, and cause us to lose customers and orders from customers.

     Risks  relating  to  the  GlobalPC   acquisition  and  future   unspecified
acquisitions.

     In connection with our recent acquisition of the GlobalPC assets, we cannot be certain that

     -    we  will   successfully   integrate  those  assets  into  our  planned
          operations;

     -    all the benefits expected from such integration will be realized;

     - delays or unexpected costs related to the integration will not have a detrimental affect on implementing our business plan, operating results or financial condition; and

     -    we will not lose key personnel.

Also, the technology related to the GlobalPC Device has not been fully tested or sold to consumers. We are therefore subject to numerous risks inherent in developmental technology, plus the additional high level of risk associated with high technology industries.

     We are exploring and will continue to explore opportunities to add or acquire

     -    technology or products consistent with our current product line; and

     - businesses that make and/or market products or services not in our current line of business.

To that end, we have entered into a letter of intent with Breadbox Computer Company to acquire certain software licenses and contracts. We have not entered into a contract with Breadbox and we cannot assure that this transaction will close. In this transaction and any other opportunity that involves the acquisition of assets or a business, we are subject to the same risks described above. Furthermore, these acquisitions may require us to obtain additional financing from banks or other financial institutions or to undertake debt or equity financing. We cannot assure you that we will be able to obtain financing on commercially reasonable terms or at all. Also, equity financing will result in a dilution to our existing stockholders; that is, the number of Common Shares that you own will represent a smaller percentage of our outstanding Common Shares. The degree of dilution may be significant. In the case of debt financing, we run the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, along with other risks traditionally associated with incurring indebtedness.

     We will usually accomplish acquisitions without prior stockholder approval. The Board of Directors will decide whether any opportunity to add technology, products or a business is in the best interest of our stockholders. We cannot be certain that any such opportunities will arise, or that, if they do, we will be able to reach an agreement on terms acceptable to us. In most cases, an acquisition will be concluded without stockholder approval and our stockholders will not have an opportunity to review the financial statements of, or other information relating to, the acquisition candidate. Although we will attempt to evaluate the risks inherent in a particular acquisition, we cannot be certain that we will properly ascertain or assess such significant risk factors.

     Control by management and certain stockholders. Our directors and executive officers beneficially own approximately 4.62% of our outstanding Common Shares prior to any sale of the Common Shares offered hereby. If certain of the executive officers and directors exercised options which are currently exercisable, or become exercisable within 60 days, they would own approximately 35.46% of MyTurn.com's outstanding Common Shares, giving effect to the exercise of those options. Certain executive officers and directors also hold options which become exercisable in more than 60 days to purchase approximately 1,144,962 Common Shares of MyTurn.com, Inc.

     Thus, these persons, if acting together, may have the potential voting strength to exert significant influence over the election of our directors and over other matters submitted to our stockholders for approval.

     Nasdaq listing rules that could affect common stock. Our common stock is currently traded on the Nasdaq SmallCap Market. If we are unable to satisfy the requirements for continued quotation on that market, trading of our common stock would be conducted in the over-the-counter market, in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. If the Common Shares you acquire under this prospectus is traded only in the "pink sheets" or on the Electronic Bulletin Board, you may find it more difficult to dispose of the Common Shares or obtain accurate quotations as to their price.

     For continued listing on the Nasdaq SmallCap Market, we are required to have, among other things, all of the following:

     - either net tangible assets of $2,000,000, or market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000;

     -    minimum market value or public float of $1,000,000; and

     -    minimum bid price of $1.00 per share

Nasdaq also requires that we have at least two independent directors and an Audit Committee, a majority of whose members must also be independent directors. Although we currently satisfy the net tangible assets / market capitalization / net income requirements and there is no assurance we will continue to satisfy those requirements and any other requirement in the short term or the long term. If we do not develop meaningful operations relating to the sale of the GlobalPC Device or other business and we do not sustain operations at a meaningful level, we may fail satisfy and maintain the continued listing criteria for the Nasdaq SmallCap Market. In such case, we will, in all likelihood, be delisted from Nasdaq.

     "Penny Stock" rules that could effect common stock. The SEC has regulations that generally define "penny stock" to be common stock that has a market price of less than $5.00 per share. Over the past 12 months our common stock has traded both above and below $5.00 per share. Our common stock currently trades above $5.00 a share and there is no assurance that it will remain higher than or at $5.00 a share. Our common stock offered is authorized for quotation on the Nasdaq SmallCap Market, therefore it is exempt from the definition of "penny stock." However, if our common stock is removed from the SmallCap Market at any time, then, if the market price is below $5.00 per share it will be subject to rules that impose additional sales practice requirements. The "penny stock" rules may restrict the ability of broker-dealers to sell our common stock, and the penny stock rules may affect your ability to sell our common stock in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

     For transactions covered by these rules, the broker-dealer must make a special determination that a purchaser is suitable to purchase the common stock and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose
(a) the commission payable to both the broker-dealer and the registered representative, (b) current quotations for the common stock, and (c) if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker- dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These rules would apply to sales by broker-dealers to persons other than established customers and accredited investors until our common stock trades above $5.00 per share. Accredited investors are generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

     Certificate of Incorporation, By-laws and state law provisions that could adversely affect common stockholders. Our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from suing a director for breach of fiduciary duty and may reduce the likelihood of derivative lawsuits against any director. A "derivative lawsuit" is one in which a stockholder sues an officer or director of the corporation on behalf of the corporation, claiming that the officer or director did some harm to the corporation. In addition, our Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law.

     Our Certificate of Incorporation also allows us to issue preferred stock without approval of the holders of common stock. If we issue preferred stock, it could discourage a third party from buying a majority of our outstanding common stock. This, in turn, could prevent our stockholders from selling their shares at a price above the market price. The rights that the holders of common stock have will be subject to, and may be negatively affected by, the rights that holders of preferred stock might be given. In addition, our being governed by a staggered Board of Directors, certain provisions of our By-Laws, and certain provisions of Delaware law that are applicable to us all could delay or complicate a merger, tender offer or proxy contest involving us.

     We do not expect to pay dividends. We have never paid any dividends on our common stock and do not intend to in the foreseeable future. We anticipate retaining any earnings which we may realize in the foreseeable future to finance our growth.

                           FORWARD LOOKING STATEMENTS

     Certain  information  contained  in this  prospectus  are  "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. MyTurn.com cautions readers that certain important factors may affect MyTurn.com's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this prospectus or which are otherwise made by or on behalf of MyTurn.com. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", "plan", or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect MyTurn.com's results include, but are not limited to, the risks and uncertainties associated with the Internet and Internet-related technology and products, new technology developments, developments and regulation in the telecommunications industry, the competitive environment within the Internet and telecommunications industries, the ability to enter into agreements with mass merchandise retailers and develop other sales outlets for its products, the ability of MyTurn.com to partner with a hardware manufacturer to produce the GlobalPC personal computing device, the ability of MyTurn.com to secure agreements with content providers for its Internet portal, the ability of MyTurn.com to finalize a network services agreement with a national Internet Service Provider (ISP) to provide network access, the ability of MyTurn.com to expand its operations, the level of costs incurred in connection with MyTurn.com's planned expansion efforts, unascertainable risks related to possible unspecified acquisitions, the competence required and experience of management, the risk of loss of management and personnel, economic conditions, and the ability of MyTurn.com to raise additional capital which will be required within the next three months to continue to develop and sustain its business at current levels and to implement MyTurn.com's business plan and generate revenue. MyTurn.com is also subject to other risks detailed herein or detailed from time to time in MyTurn.com's Securities and Exchange Commission ("SEC") filings. Readers are also urged to carefully review and consider the various disclosures made by MyTurn.com which attempt to advise interested parties of the factors which affect MyTurn.com's business, including, without limitation, the disclosures made under the caption "Risk Factors" of this prospectus. All references to a fiscal year are to the Company's fiscal year which ends December 31.

                              SELLING STOCKHOLDERS

     The following table sets forth, as of January 31, 2000, to MyTurn.com's knowledge, certain securities ownership information with respect to the Selling
Shareholders:

                                                                                      Common Shares to
                                     Common Shares       Number of Common             be Beneficially
                                  Beneficially Owned      Shares Offered                  Owned After
                 Name             Before Offering(1)        for Sale                     Offering
                 ----             ------------------        --------                 ------------------------

                                                                                                     Percent of
                                                                                    Number          Outstanding
                                                                                    ------          -----------

         R.E. (Teddy) Turner, IV       767,169(2)           75,000                 692,169(2)           8.19%
         Rudy Theale                 1,273,999(3)           75,000               1,198,999(3)          13.3%
         Paul Danner                   534,666(4)           40,000                 494,666(4)           5.94%
         Chris Liston                  302,429(5)           35,000                 267,429(5)           3.30%
         David Greenspan               233,666(6)           32,000                 201,666(6)           2.51%
         Louis Libin                   389,068(7)           10,000                 379,068(7)           4.63%
         Harold Lazarus                 34,667(8)           10,000                  24,667(8)             *



* Less than 1%

1 Unless otherwise noted, MyTurn.com believes that all persons named above have sole voting and investment power with respect to all Common Shares beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from January 31, 2000 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from January 31, 2000 have been exercised.

2 Includes 616,049 shares issuable to Mr. Turner upon the exercise of options currently exercisable or exercisable within 60 days.

3 Includes 1,178,999 shares issuable to Mr. Theale upon the exercise of options currently exercisable or exercisable within 60 days.

4 Represents 491,666 shares issuable to Mr. Danner upon the exercise of options currently exercisable or exercisable within 60 days and 3,000 shares held by Mr. Danner as custodian for his children.

5 Represents 267,429 shares issuable to Mr. Liston upon the exercise of options currently exercisable or exercisable within 60 days.

6 Includes 201,666 shares issuable to Mr. Greenspan upon the exercise of options currently exercisable or exercisable within 60 days.

7 Includes 353,068 shares issuable to Mr. Libin upon the exercise of options currently exercisable or exercisable within 60 days.

8 Represents 24,667 shares issuable to Dr. Lazarus upon the exercise of options currently exercisable or exercisable within 60 days.

     There are no commitments pursuant to which MyTurn.com will receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

     To MyTurn.com's knowledge, no Selling Shareholder has had any position, office or other material relationship with MyTurn.com or any of its affiliates during the past three years (other than as a holder of MyTurn.com's securities), except that (i) R.E. (Teddy) Turner, IV is the Chairman of the Board and a Director; (ii) Paul K. Danner is the Chief Executive Officer; (iii) Rudy C. Theale, Jr. is the President and a Director; (iv) Christopher Liston is the Vice President Investor Relations and a Director; (v) David Greenspan is the Secretary and Chief Financial Officer; and (vi) Louis Libin and Harold Lazarus are Directors.

     The Selling Stockholders acquired the Common Shares offered for sale under this prospectus out of MyTurn.com's 1999 Bonus Pool Plan.

                              PLAN OF DISTRIBUTION

     The Common Shares set forth in the "Selling Shareholders" table may be sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, either pursuant to the Registration Statement of which this Prospectus forms a part or, if available, under Section 4(1) of the Securities Act of 1933, as amened or Rule 144 promulgated thereunder.

     To MyTurn.com's knowledge, this offering is not being underwritten. MyTurn.com believes that the Selling Shareholders, directly through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Common Shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the Nasdaq SmallCap Market or on any other market or stock exchange on which the Common Shares may be listed in the future pursuant to and in accordance with the applicable rules of such market or exchange or otherwise. The selling price of the Common Shares may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. From time to time, to the extent permitted by applicable law, the Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in securities of MyTurn.com or derivatives thereof, and may sell and deliver the Common Shares in connection therewith. Further, the Selling Shareholders are not restricted as to the number of Common Shares which may be sold at any one time, and it is possible that a significant number of Common Shares could be sold at the same time, which may have a depressive effect on the market price of MyTurn.com's Common Shares.

     The Selling Shareholders may also pledge Common Shares as collateral for margin accounts, and such Common Shares could be resold pursuant to the terms of such accounts. Resales or reoffers of the Common Shares by the Selling Shareholders must be accompanied by a copy of this Prospectus.

     The Selling Shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Shares may be deemed to be underwriters, and any profit on the sale of the Common Shares by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the 1933 Act.

                                  LEGAL MATTERS

     Matters relating to the legality of the securities being offered hereby are being passed upon for MyTurn.com by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

                                     EXPERTS

     The financial statements of MyTurn.com as of December 31, 1996 and for the years ended December 31, 1998 and 1997 included in the Company's Annual report on Form 10-KSB as amended by Form 10-KSB/A Amendment No. 1 for the year ended December 31, 1998 have been audited by Lazar Levine & Company, LLP, independent certified public accountants, as set forth in their report thereon appearing therein and are incorporated herein by reference to the Annual Report on Form 10-KSB as amended by Form 10-KSB/A, Amendment No. 1 for the fiscal year ended December 31, 1998 in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     MyTurn.com has filed a Registration Statement on Form S-8 (together with all amendments thereto, the "Registration Statement") with the Commission under the 1933 Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to MyTurn.com and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement made in this prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.